Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Experts” and “Selected Consolidated Financial Data” and to the use of our report dated January 5, 2005, (except as to Note 12(a), as to which the date is March 6, 2005) in this Registration Statement on Form F-1 and related Prospectus of Shamir Optical Industry Ltd.

/s/ Kost Forer Gabbay & Kasierer	Tel-Aviv, Israel
A Member of Ernst & Young Global	March 7, 2005